UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2007

RACKABLE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51333	32-0047154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

46600 Landing Parkway
Fremont, CA 94538
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 240-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2007, Thomas K. Barton entered into a separation agreement (the “Separation Agreement”) with Rackable Systems, Inc. (the “Company”), which included the following terms:

1.	Effective April 29, 2007 (the “Separation Date”), Mr. Barton’s employment with the Company as Chief Executive Officer and in all other employment positions, was terminated.

2.
On April 30, 2007, the Company paid Mr. Barton all accrued salary and unused vacation earned and payable for his services through April 30, 2007. The Company will also pay Mr. Barton for all accrued but unpaid business expenses incurred in accordance with the Company’s reimbursement policy.

3.	In connection with the termination of his employment, the Company will pay Mr. Barton as severance:

(a)	12 months of continued salary (Mr. Barton’s current salary is $340,000); and

(b)	continued health insurance coverage for 12 months.

4.
Mr. Barton’s stock options issued under the Company’s 2002 Stock Option Plan will accelerate by 12 months as of the Separation Date. Mr. Barton will have 12 months following the Separation Date to exercise any vested shares.

5.	The Company will reimburse Mr. Barton for reasonable attorneys’ fees incurred in connection with the Separation Agreement up to a maximum of $5000.

The description of Mr. Barton’s Separation Agreement with the Company is a summary of only the material terms of the agreement, and is qualified by reference to the terms of the entire agreement, which is attached as an exhibit to this Current Report on Form 8-K, which terms are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Description
10.1	Separation Agreement, dated May 16, 2007, between Thomas K. Barton and Rackable Systems, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Rackable Systems, Inc.

Dated: May 22, 2007	By:
William Garvey
General Counsel and Vice President Corporate Development

INDEX TO EXHIBITS

Exhibit
Number	Description
10.1	Separation Agreement, dated May 16, 2007, between Thomas K. Barton and Rackable Systems, Inc.